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EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the annual report on Form 10-K of Metabolix, Inc. (the "Company") for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Richard P. Eno, President, Chief Executive Officer and Principal Executive Officer of the Company and Joseph D. Hill, Chief Finacial Officer and Principal Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge that:

          1.     the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and

          2.     the information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

        This certification is being provided pursuant to 18 U.S.C. 1350 and is not to be deemed a part of the Report, nor is it to be deemed to be "filed" for any purpose whatsoever.

METABOLIX, INC.
March 11, 2010	By:	/s/ RICHARD P. ENO Richard P. Eno President and Chief Executive Officer (Principal Executive Officer)
March 11, 2010	By:	/s/ JOSEPH D. HILL Joseph D. Hill Chief Financial Officer (Principal Financial and Accounting Officer)

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  EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002